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EXHIBIT 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-22751, 333-22753, 333-22777) of Metro
Information Services, Inc. of our report dated February 5, 1999 relating to the consolidated financial statements of Acuity Technology Services, LLC, as of and for the year ended December 31, 1998, which appears in the Current Report on Form 8-K/A of Metro Information Services, Inc. dated October 26, 1999.


                                        /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

McLean, Virginia
October 25, 1999